Exhibit 99.1

News Release

FREYR Battery Announces Appointments to Senior Management and Board of Directors

Previous Microsoft executive Birger Steen appointed Chief Executive Officer and to Board of Directors; Co-founder and CEO Tom Einar Jensen appointed Executive Chair of Board of Directors; Founder and Executive Chair Torstein Dale Sjøtveit retiring as part of succession plan

New York, Oslo, and Luxembourg, August 10, 2023, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, has announced two appointments to strengthen the company’s leadership capabilities and accelerate key strategic initiatives. The appointments to the senior management and Board of Directors, are as follows:
•Birger Steen, currently Board Chair of Nordic Semiconductor ASA and Pagero AB, has been appointed FREYR’s Chief Executive Officer effective as of August 21st and to the Board of Directors, effective August 9th. Mr. Steen brings more than 30 years of technology sector senior leadership and Board of Directors experience in roles at companies including Parallels, Inc., Microsoft Corp. (NASDAQ: MSFT; “Microsoft”), Schibsted ASA (OSE:) and McKinsey & Co.
•Tom Einar Jensen, FREYR’s Co-Founder and CEO, has been appointed Executive Chair of FREYR’s Board of Directors effective August 21st. As Executive Chair, Mr. Jensen will work closely with the leadership team to drive key global corporate development initiatives, capital formation, and engagement with FREYR’s capital providers based on a customer centric and partnership- oriented approach.

•Torstein Dale Sjøtveit, FREYR’s Founder and Executive Chair, has retired, effective August 9th.
“At FREYR, our Board of Directors and senior management are determined to push the frontiers of innovation and apply new technologies to next-generation battery manufacturing. With the company having recently embarked on its operating journey, we have taken advantage of our ability to recruit a talented executive to complement our team. I want to extend my sincere gratitude to Tom for his tireless service and leadership to position the company for success as FREYR’s Co-founder and CEO. Tom’s deep experience in maturing disruptive technology and business models, coupled with his understanding of FREYR’s value chain, creates a unique basis to unlock public and private capital to drive value creation for FREYR’s customers, shareholders, and stakeholders. With Birger and Tom in their new roles, I am confident that we have the skills, know-how and leadership to propel our next phase of growth,” commented Torstein Dale Sjøtveit, FREYR’s Founder and Executive Chair.
“With the addition of Birger as CEO and Tom’s appointment as Executive Chair, I can retire with full confidence in our succession plan and with the reassurance that the organization is in very capable hands. I am grateful for the support of our shareholders, employees, customers, strategic partners, my fellow Board members, and other key stakeholders who have been instrumental to FREYR’s success since our founding in 2018. The opportunity to grow FREYR from an idea to the battery manufacturer it is today has been one of the most gratifying and rewarding experiences of my career, and I wish to extend my sincere thanks to all of you.”
Tom Einar Jensen, FREYR’s Co-founder and CEO, commented “I am excited to open this next chapter at FREYR. With FREYR having now transitioned from an initial concept to a publicly traded manufacturer of next-generation batteries, this is the ideal time for us to focus on scaling our business by developing strategic alliances, securing commercial agreements, and engaging with our capital providers. As I prepare to assume the responsibilities of Executive Chair from Torstein, I feel deep gratitude for his
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Exhibit 99.1

dedicated stewardship of FREYR and his mentorship in our formational years. On behalf of FREYR’s investors, Board of Directors, leadership team, and employees, I wish to extend our heartfelt thanks for his contribution – we wish Torstein all the best in his retirement.”
Mr. Jensen added, “I am also very pleased to welcome Birger Steen to the role of CEO and as a Board member. Birger is an outstanding leader, and he brings more than 30 years of experience in scaling companies and deep expertise from the technology sector to FREYR. I look forward to us working closely together to ensure a smooth transition, and to collaborating on capital markets, global business development, and strategic initiatives in my new Executive Chair capacity.”
“I have been impressed by the remarkable growth and global development of FREYR, and I am energized to help accelerate that growth together with a leadership team consisting of industry veterans from both sides of the Atlantic and more than 400 other intensely committed battery professionals. As one of the few publicly traded, pure play battery producers in the West, we have an extraordinary opportunity to establish a differentiated competitive position as the industrial partner of choice in the clean battery space. As we ramp up production at our Customer Qualification Plant in Mo i Rana and scale our business globally, I look forward to working with the team to accelerate process automation, production, and testing of chargeable cells and to start shipping them to our growing list of customers," said Birger Steen, CEO and Board member, FREYR. “It is becoming more evident by the day that business as usual is not a viable path to Net Zero, and I couldn’t be more excited at the opportunity for us at FREYR, our customers, and partners to make a real difference!”
Prior to joining FREYR, Birger Steen was a Thematic Partner at Summa Equity. He is currently Board Chair at Nordic Semiconductor ASA and Pagero Group AB (publ.), and serves on the boards of Nordea Bank Abp, where he chairs the Operations and Sustainability Committee, and Pragmatic Semiconductor LLC. He was previously Chief Executive Officer of Parallels, Inc., WW Vice President of Distribution & SMB at Microsoft Corp, both in Seattle, VP & General Manager at Microsoft Russia and General Manager at Microsoft Norge AS (subsidiaries of Microsoft Corp.). Prior to joining Microsoft, Mr. Steen was Chief Executive Officer at Scandinavia Online AS (publ.), a VP at Schibsted ASA and a consultant at McKinsey & Co. He holds an MBA degree from INSEAD as well as degrees from the Norwegian Defense School of Intelligence & Security and Norwegian Institute of Technology (NTNU).
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About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce clean battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the United States and Finland. To learn more about FREYR, please visit www.freyrbattery.com
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161

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Exhibit 99.1

Media contact:

Katrin Berntsen
Vice President, Communication, FREYR
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

Cautionary Statement Concerning Forward-Looking Statements

All statements, other than statements of present or historical fact included in this press release, are forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022 and (ii) FREYR's Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC on February 27, 2023, available on the SEC’s website at www.sec.gov.
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